SCHEDULE 14A INFORMATION
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MannKind Corporation

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  MannKind Corporation
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on June 10, 2010 for MannKind Corporation
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/mnkd. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2010 Annual Meeting and need YOUR participation.
If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 27, 2010.

View Proxy Materials and Annual Report Online at www.proxydocs.com/mnkd A convenient way to view proxy materials and VOTE!
To view your proxy materials online, go to www.proxydocs.com/mnkd. Have the 12 digit control number available when you access the website and follow the instructions.

Printed materials may be requested by one of the following methods:

INTERNET www.Investorelections.com/mnkd	TELEPHONE (866) 648-8133		*E-Mail paper@investorelections.com

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If requesting materials by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting materials.

ACCOUNT NO.	SHARES

MannKind Corporation Notice of Annual Meeting

Date:	Thursday, June 10, 2010
Time:	10:00 A.M. EDT
Place:	MannKind Corporation, One Casper Street, Danbury, Connecticut 06810
The purpose of the Annual Meeting is to take action on the following proposals:
Proposal 1 – Election of Directors. Nominees are:

1. Alfred E. Mann	4. Ronald Consiglio	7. David H. MacCallum
2. Hakan S. Edstrom	5. Michael Friedman	8. Henry L. Nordhoff
3. Abraham E. Cohen	6. Kent Kresa	9. James S. Shannon.
Proposal 2 – To approve an amendment to MannKind Corporation’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 150,000,000 shares to 200,000,000 shares.
Proposal 3 – To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of MannKind Corporation for its fiscal year ending December 31, 2010.
The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3.
Should you require directions to the annual meeting, please call (203) 798-8000.
Vote In Person Instructions: While we encourage stockholders to vote by the means indicated above, a stockholder is entitled to vote in person at the annual meeting. Additionally, a stockholder who has submitted a proxy before the meeting, may revoke that proxy in person at the annual meeting.